Exhibit 31.2
CERTIFICATION OF GILLES OUELLETTE
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT

CERTIFICATION

I, Gilles Ouellette certify that:

1.	I have reviewed this report on Form 10-K of M45 Mining Resources, Inc. (the “Company”);

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.
Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of M45 Mining Resources, Inc. as of, and for, the periods presented in this annual report;

4.
The Company’s other certifying officer (s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for  the Company and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to M45 Mining Resources, Inc., including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

(b)
Evaluated the effectiveness of M45 Mining Resources, Inc.’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)
Disclosed in this report any change in M45 Mining Resources, Inc.’s  internal control over financial reporting that occurred during M45 Mining Resources, Inc.’s most recent fiscal quarter (the company's fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, M45 Mining Resources, Inc.’s internal control over financial reporting; and

5.	I have disclosed, based on my most recent evaluation of internal control over financial reporting, to M45 Mining Resources, Inc. and of M45 Mining Resources, Inc.’s board of directors:

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect M45 Mining Resources, Inc.’s  ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in M45 Mining Resources, Inc.’s internal control over financial reporting.

Date: October 28, 2009	/s/ Gilles Ouellette
Gilles Ouellette
Secretary/Treasurer
Principal Financial Officer